UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

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FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Flexible Solutions International, Inc.

6001 54 Ave.

Taber, AB

Canada T1G 1X4

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 30, 2021

To the Shareholders:

Notice is hereby given that the annual meeting of the shareholders of Flexible Solutions International, Inc. (“Flexible Solutions”) will be held at Unit 15 – 6782 Veyaness Rd., Saanichton, BC Canada V8M 2C2 on November 30, 2021, at 6:00 p.m. Pacific Time, for the following purposes:

(1) to elect the directors who shall constitute the Company’s Board of Directors for the ensuing year;

(2) to approve on an advisory basis, the compensation of the Company’s executive officers;

(3) to ratify the appointment of Smythe, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and to transact such other business as may properly come before the meeting.

October 15, 2021 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of October 15, 2021 there were 12,327,246 outstanding shares of the Company’s common stock.

The Company’s Financial Statements for the years ended December 31, 2020 and 2019, together with the report of the Company’s public accounting firm, accompany this notice of the Annual Meeting.

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

October 15, 2021	Daniel B. O’Brien, President

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ATTACHED PROXY CARD, AND SIGN, DATE AND RETURN THE PROXY CARD.

TO SAVE THE COST OF FURTHER SOLICITATION,

PLEASE VOTE PROMPTLY

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Flexible Solutions International, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Flexible Solutions International, Inc. (the “Company”) which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of income and comprehensive income, cash flows and stockholders’ equity for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of this critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of inventory

At December 31, 2020, the Company’s inventory balance was $8,372,476. As discussed in Note 2 to the consolidated financial statements, the Company records inventory at the lower of cost on a first-in, first-out or weighted average basis and net realizable value. To determine inventory valuation, management conducts regular reviews of overhead costs and the calculation to allocate these expenditures to inventory cost.

F-1

We identified the assessment of valuation of inventory as a critical audit matter. Auditing management’s inventory valuation involved significant judgment because the estimates are based on several factors. In particular, in estimating inventory cost inputs, management developed assumptions such as the allocation of overhead expenditures to inventory cost.

The following are the primary procedures we performed to address this critical audit matter. We obtained an understanding and reviewed the appropriateness over the Company’s costing of inventory. We performed substantive procedures over the inputs of costing of inventory, including overhead allocation by agreeing inputs to third party source documentation. We tested management’s allocation of overhead costs between inventory products by assessing the appropriateness of the allocation method and recalculated the formula used to determine computational accuracy. We performed analytical procedures to obtain an understanding of the impact of economic conditions and market competition. We compared the inventory on hand to related unit sales to assess the net realizable value of inventory and held discussions with management and operational personnel to help identify any slow-moving obsolete inventory.

Chartered Professional Accountants

Vancouver, Canada

March 31, 2021

We have served as the Company’s auditor since 2019.

F-2

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

Consolidated Balance Sheets

As at December 31

(U.S. Dollars)

	2020	2019

Assets
Current
Cash and cash equivalents	$3,472,776	$3,634,670
Term deposits	1,000,000	-
Accounts receivable (Note 4)	5,889,813	4,470,215
Inventories (Note 5)	8,372,476	9,182,786
Prepaid expenses	302,447	218,638
Total current assets	19,037,512	17,506,309
Property, equipment and leaseholds, net (Note 6)	5,142,041	4,005,676
Patents (Note 7)	30,137	46,576
Right of use assets (Note 3)	483,113	789,205
Intangible assets (Note 8)	2,776,000	2,952,000
Long term deposits (Note 9)	8,540	30,630
Investments (Note 10)	4,776,167	1,915,585
Goodwill (Note 8)	2,534,275	2,534,275
Restricted cash (Note 10e)	-	1,000,000
Deferred tax asset (Note 14)	299,603	1,600,161
Total Assets	$35,087,388	$32,380,417

Liabilities
Current
Accounts payable	$558,105	$636,260
Accrued liabilities	1,225,804	181,234
Deferred revenue	314,277	213,221
Income taxes payable	2,540,348	1,770,105
Short term line of credit (Note 11)	2,116,073	2,389,982
Current portion of lease liability (Note 3)	287,900	405,670
Current portion of long term debt (Note 12)	848,794	1,196,722
Total current liabilities	7,891,301	6,793,194
Lease liability (Note 3)	195,213	383,535
Convertible note payable (Note 13)	-	500,000
Deferred income tax liability (Note 14)	233,751	1,058,641
Long term debt (Note 12)	2,998,844	3,183,671
Total Liabilities	11,319,109	11,919,041

Stockholders’ Equity
Capital stock (Note 17)
Authorized: 50,000,000 common shares with a par value of $0.001 each; 1,000,000 preferred shares with a par value of $0.01 each
Issued and outstanding:
12,260,545 (2019: 12,215,545) common shares	12,261	12,216
Capital in excess of par value	16,633,190	16,437,473
Other comprehensive loss	(872,121)	(994,610)
Accumulated earnings	5,433,198	2,456,148
Total stockholders’ equity – controlling interest	21,206,528	17,911,227
Non-controlling interests (Note 18)	2,561,751	2,550,149
Total Stockholders’ Equity	23,768,279	20,461,376
Total Liabilities and Stockholders’ Equity	$35,087,388	$32,380,417

Subsequent events (See Note 19)

See Notes to Consolidated Financial Statements.

Approved by the Board

/s/ Daniel B. O’Brien
Daniel B. O’Brien, Chief Executive Officer and a Director

F-3

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

Consolidated Statements of Income and Comprehensive Income

For the Years Ended December 31

(U.S. Dollars)

	2020	2019
Sales	$31,407,454	$27,440,110
Cost of sales	21,641,035	18,819,572

Gross profit	9,766,419	8,620,538

Operating Expenses
Wages	2,169,825	2,225,400
Administrative salaries and benefits	804,272	891,481
Insurance	479,218	462,184
Lease expense	453,639	462,193
Professional fees	283,842	444,735
Consulting	277,277	273,815
Interest expense	260,657	428,371
Office and miscellaneous	250,330	257,780
Advertising and promotion	197,196	159,690
Commissions	148,922	76,302
Travel	95,053	318,844
Research	81,422	123,660
Investor relations and transfer agent fee	78,930	90,296
Telecommunications	43,535	44,451
Utilities	17,651	15,886
Shipping	12,839	18,750
Bad debt expense	1,016	231,696
Currency exchange	(6,890)	187,250
Total operating expenses	5,648,734	6,712,784
Operating income	4,117,685	1,907,754
Gain on sale of equipment (Note 6)	9,490	2,312
Gain on investments (Note 10)	877,358	323,824
Gain on acquisition of ENP Realty (Note 10b)	133,341	-
Interest income	53,101	80,731
Income before income tax	5,190,975	2,314,621
Income taxes (Note 14)
Deferred income tax (expense) recovery	(409,553)	602,421
Current income tax expense	(1,197,888)	(619,857)
Net income for the year including non-controlling interests	3,583,534	2,297,185
Net income attributable to non-controlling interests	(606,484)	(384,793)
Net income attributable to controlling interest	$2,977,050	$1,912,392

Income per share (basic and diluted) (Note 15)	$0.24	$0.16
Weighted average number of common shares (basic)	12,240,641	11,945,636
Weighted average number of common shares (diluted)	12,302,552	12,085,798

Other comprehensive income:
Net income	$3,583,534	$2,297,185
Unrealized gain on foreign currency transactions	122,489	227,963
Total comprehensive income	3,706,023	2,525,148
Comprehensive income – non-controlling interest	(606,484)	(384,793)
Comprehensive income attributable to Flexible Solutions International, Inc.	$3,099,539	$2,140,355

See Notes to Consolidated Financial Statements.

F-4

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

Consolidated Statements of Cash Flows

For Years Ended December 31

(U.S. Dollars)

	2020	2019
Operating activities
Net income for the year including non-controlling interests	$3,583,534	$2,297,185
Adjustments to reconcile net income to net cash:
Stock based compensation	156,012	246,444
Depreciation and amortization	851,672	620,264
Lease right of use financing	53,768	79,143
Lease right of use amortization	331,773	297,532
Gain on investments	(877,358)	(323,824)
Bad debt expense	1,016	231,696
Deferred income tax expense (recovery)	409,553	(602,421)
Gain on sale of equipment	(9,490)	-
Changes in non-cash working capital items:
Increase in accounts receivable	(1,420,614)	(319,843)
(Increase) decrease in inventories	1,284,607	(478,343)
Increase in prepaid expenses	(83,809)	(18,332)
Increase (decrease) in accounts payable and accrued liabilities	553,478	(312,701)
Increase in taxes payable	770,243	567,097
Increase deferred revenue	101,056	86,053
Cash provided by operating activities	5,705,441	2,369,950

Investing activities
Long term deposits	22,090	147
Purchase of investments	(3,152,025)	(1,001,000)
Proceeds of equity investment distributions	972,295	165,542
Acquisition of ENP Realty LLC	13,419	-
Net purchase of property, equipment and leaseholds	(1,071,108)	(1,831,319)
Cash used in investing activities	(3,215,329)	(2,666,630)

Financing activities
Repayment of short term line of credit	(273,909)	(408,149)
Repayment of long term debt	(4,395,915)	(1,071,350)
Proceeds of long term debt	3,413,160	1,100,000
Lease financing costs	(385,541)	(376,675)
Repayment of convertible note	(500,000)	-
Dividends paid	-	(2,398,133)
Partnership distribution to non-controlling interest	(594,882)	(296,875)
Proceeds of issuance of common stock	39,750	363,260
Cash used in financing activities	(2,697,337)	(3,087,922)

Effect of exchange rate changes on cash	45,331	161,336

Outflow of cash	(161,894)	(3,223,266)
Cash resources, beginning	4,634,670	7,857,936

Cash resources, ending	$4,472,776	$4,634,670
Cash resources are comprised of:
Cash and cash equivalents	$3,472,776	$3,634,670
Term deposit	1,000,000	-
Restricted cash	-	1,000,000
	$4,472,776	$4,634,670
Supplemental disclosure of cash flow information:
Income taxes paid	$464,026	$207,501
Interest paid	260,657	429,789
Convertible note converted into common shares	-	500,000
Inventory additions in accounts payable and accrued liabilities	397,140	-

See Notes to Consolidated Financial Statements.

F-5

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

Consolidated Statements of Stockholders’ Equity

For the Years Ended December 31, 2020 and 2019

(U.S. Dollars)

	Shares	Par Value	Capital in Excess of Par Value	Accumulated Earnings	Other Comprehensive Income	Total	Non- Controlling Interests	Total Stockholders’ Equity

Balance December 31, 2018	11,699,657	$11,700	$15,328,285	$2,941,889	$(1,222,573)	$17,059,301	$2,462,231	$19,521,532
Translation adjustment	—	—	—	—	227,963	227,963	—	227,963
Net income	—	—	—	1,912,392	—	1,912,392	384,793	2,297,185
Common stock issued	515,888	516	862,744	—	—	863,260	—	863,260
Dividends paid	—	—	—	(2,398,133)	—	(2,398,133)	—	(2,398,133)
Distributions to noncontrolling interests	—	—	—	—	—	—	(296,875)	(296,875)
Stock-based compensation	—	—	246,444	—	—	246,444	—	246,444
Balance December 31, 2019	12,215,545	$12,216	$16,437,473	$2,456,148	$(994,610)	$17,911,227	$2,550,149	$20,461,376
Translation adjustment	—	—	—	—	122,489	122,489	—	122,489
Net income	—	—	—	2,977,050	—	2,977,050	606,484	3,583,534
Common stock issued	45,000	45	39,705	—	—	39,750	—	39,750
Distributions to noncontrolling interests	—	—	—	—	—	—	(594,882)	(594,882)
Stock-based compensation	—	—	156,012	—	—	156,012	—	156,012
Balance December 31, 2020	12,260,545	$12,261	$16,633,190	$5,433,198	$(872,121)	$21,206,528	$2,561,751	$23,768,279

See Notes to Consolidated Financial Statements.

F-6

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020 and 2019

(U.S. Dollars)

1. Basis of Presentation.

These consolidated financial statements include the accounts of Flexible Solutions International, Inc. (the “Company”), its wholly-owned subsidiaries Flexible Fermentation Ltd. , NanoChem Solutions Inc. (“NanoChem”), Flexible Solutions Ltd., Flexible Biomass LP, FS Biomass Inc., NCS Deferred Corp., Conserve H2O Ltd., Natural Chem SEZC Ltd., and InnFlex Holdings Inc. and its 65% interest in ENP Investments, LLC (“ENP Investments”) and ENP Realty, LLC (“ENP Realty”). All inter-company balances and transactions have been eliminated upon consolidation. The Company was incorporated on May 12, 1998 in the State of Nevada and had no operations until June 30, 1998. In 2019, the Company redomiciled into Alberta, Canada.

In 2018, NanoChem, a wholly-owned subsidiary of the Company, completed the purchase of a 65% interest in ENP Investments for an aggregate purchase price of $5,110,560. An unrelated party owns the remaining 35% interest in ENP Investments, and ENP Investments is consolidated into the financial statements. The outside investor’s ownership interest in ENP Investments is included in noncontrolling interests in these consolidated financial statements from the acquisition date onward. In 2020, ENP Investments increased their investment in ENP Realty from 24% to 100%, making ENP Realty a wholly-owned subsidiary of ENP Investments. ENP Realty is consolidated into the financial statements.

The Company and its subsidiaries develop, manufacture and market specialty chemicals which slow the evaporation of water. One product, HEATSAVR®, is marketed for use in swimming pools and spas where its use, by slowing the evaporation of water, allows the water to retain a higher temperature for a longer period of time and thereby reduces the energy required to maintain the desired temperature of the water in the pool. Another product, WATERSAVR®, is marketed for water conservation in irrigation canals, aquaculture, and reservoirs where its use slows water loss due to evaporation. In addition to the water conservation products, the Company also manufactures and markets water-soluble chemicals utilizing thermal polyaspartate biopolymers (hereinafter referred to as “TPAs”), which are beta-proteins manufactured from the common biological amino acid, L-aspartic. TPAs can be formulated to prevent corrosion and scaling in water piping within the petroleum, chemical, utility and mining industries. TPAs are also used as proteins to enhance fertilizers in improving crop yields and can be used as additives for household laundry detergents, consumer care products and pesticides. The TPA division also manufactures two nitrogen conservation products for agriculture that slows nitrogen loss from fields.

The outbreak of the novel strain of coronavirus, specifically identified as “COVID-19”, has resulted in a widespread health crisis that has affected economies and financial markets around the world resulting in an economic downturn. This outbreak may also cause staff shortages, reduced customer demand, increased government regulations or interventions, all of which may negatively impact the business, financial condition or results of options of the Company. The duration and impact of the COVID-19 outbreak is unknown at this time and it is not possible to reliably estimate the length and severity of these developments.

2. Significant Accounting Policies.

These consolidated financial statements have been prepared on a historical cost basis, except where otherwise noted, in accordance with accounting principles generally accepted in the United States applicable to a going concern and reflect the policies outlined below.

(a) Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity of less than three months at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with several financial institutions.

F-7

(b) Inventories and Cost of Sales

The Company has three major classes of inventory: completed goods, work in progress and raw materials and supplies. In all classes, inventories are stated at the lower of cost and net realizable value. The Company applies the first-in, first-out or weighted average cost formulae to inventories in different subsidiaries. Cost of sales includes all expenditures incurred in bringing the goods to the point of sale. Inventory costs and costs of sales include direct costs of the raw material, inbound freight charges, warehousing costs, handling costs (receiving and purchasing) and utilities and overhead expenses related to the Company’s manufacturing and processing facilities. Shipping and handling charges billed to customers are included in revenue (2020 - $427,920; 2019 – $519,359). Shipping and handling costs incurred are included in cost of goods sold (2020 - $1,051,588; 2019 – $1,061,961).

(c) Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts when management estimates collectability to be uncertain. Accounts receivable are continually reviewed to determine which, if any, accounts are doubtful of collection. In making the determination of the appropriate allowance amount, the Company considers current economic and industry conditions, relationships with each significant customer, overall customer credit-worthiness and historical experience.

(d) Property, Equipment, Leaseholds and Intangible Assets

The following assets are recorded at cost and depreciated using the methods and annual rates shown below:

Computer hardware	30% Declining balance
Furniture and fixtures	20% Declining balance
Manufacturing equipment	20% Declining balance
Office equipment	20% Declining balance
Boat	20% Declining balance
Building and improvements	10% Declining balance
Trailer	30% Declining balance
Automobiles	Straight-line over 5 years
Patents	Straight-line over 17 years
Technology	Straight-line over 10 years
Leasehold improvements	Straight-line over lease term

(e) Impairment of Long-Lived Assets

In accordance with FASB Codification Topic 360, Property, Plant and Equipment (ASC 360), the Company reviews long-lived assets, including, but not limited to, property, equipment and leaseholds, patents and other assets, for impairment annually or whenever events or changes in circumstances indicate the carrying amounts of assets may not be recoverable. The carrying value of long-lived assets is assessed for impairment by evaluating operating performance and future undiscounted cash flows of the underlying assets. If the expected future cash flows of an asset are less than its carrying value, an impairment measurement is indicated. Long-lived assets are written down to net realizable value when management determines there has been a change in circumstances which indicates their carrying amounts may not be recoverable. Impairment charges are recorded to the extent that an asset’s carrying value exceeds its fair value. Accordingly, actual results could vary significantly from such estimates. There were no impairment charges during the periods presented.

(f) Foreign Currency

The functional currency of the Company is the U.S. dollar. The functional currency of three of the Company’s subsidiaries is the Canadian Dollar. The translation of the Canadian Dollar to the reporting currency of the Company, the U.S. Dollar, is performed for assets and liabilities using exchange rates in effect at the balance sheet date. Revenue and expense transactions are translated using average exchange rates prevailing during the year. Translation adjustments arising on conversion of the Company’s financial statements from the subsidiary’s functional currency, Canadian Dollars, into the reporting currency, U.S. Dollars, are excluded from the determination of income (loss) and are disclosed as other comprehensive income in the consolidated statements of income and comprehensive income.

F-8

Foreign exchange gains and losses relating to transactions not denominated in the applicable local currency are included in operating income (loss) if realized during the year and in comprehensive income (loss) if they remain unrealized at the end of the year.

(g) Revenue Recognition

The Company generates revenue primarily from energy and water conservation products and biodegradable polymer, as further discussed in Note 19.

The Company follows a five-step model for revenue recognition. The five steps are: (1) identification of the contract(s) with the customer, (2) identification of the performance obligation(s) in the contract(s), (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligation, and (5) recognition of revenue when (or as) the performance obligation is satisfied. The Company has fulfilled its performance obligations when control transfers to the customer, which is generally at the time the product is shipped since risk of loss is transferred to the purchaser upon delivery to the carrier. For shipments which are F.O.B. shipping point, the Company has elected to account for shipping and handling activities as a fulfillment cost rather than as an additional promised service and performance obligation.

The Company recognizes revenue when there are no significant remaining performance obligations. When significant post-delivery obligations exist, revenue is deferred until such obligations are fulfilled. To date, there have been no such significant post-delivery obligations.

Since the Company’s inception, product returns have been insignificant; therefore, no provision has been established for estimated product returns.

Deferred revenues consist of products sold to distributors with payment terms greater than the Company’s customary business terms due to lack of credit history or operating in a new market in which the Company has no prior experience. The Company defers the recognition of revenue until the criteria for revenue recognition has been met, and payments become due or cash is received from these distributors.

(h) Stock Issued in Exchange for Services

The Company’s common stock issued in exchange for services is valued at estimated fair market value based upon trading prices of the Company’s common stock on the dates of the stock transactions. The corresponding expense of the services rendered is recognized over the period that the services are performed.

(i) Stock-based Compensation

The Company recognizes compensation expense for all share-based payments in accordance with FASB Codification Topic 718, Compensation — Stock Compensation, (ASC 718). Under the fair value recognition provisions of ASC 718, the Company recognizes share-based compensation expense, net of an estimated forfeiture rate, over the requisite service period of the award.

The fair value at grant date of stock options is estimated using the Black-Scholes option-pricing model. Compensation expense is recognized on a straight-line basis over the stock option vesting period based on the estimated number of stock options that are expected to vest. Shares are issued from treasury upon exercise of stock options.

F-9

(j) Other Comprehensive Income

Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income, but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive income is comprised only of unrealized foreign exchange gains and losses.

(k) Income Per Share

Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share is calculated giving effect to the potential dilution of the exercise of options and warrants. Common equivalent shares, composed of incremental common shares issuable upon the exercise of stock options and warrants are included in diluted net income per share to the extent that these shares are dilutive. Common equivalent shares that have an anti-dilutive effect on net income per share have been excluded from the calculation of diluted weighted average shares outstanding for the years ended December 31, 2020 and 2019.

(l) Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact the results of operations and cash flows.

Estimates and underlying assumptions are reviewed at each period end. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Significant areas requiring the use of management estimates include assumptions and estimates relating to the valuation of goodwill and intangible assets, asset impairment analysis, share-based payments and warrants, valuation allowances for deferred income tax assets, determination of useful lives of property, equipment and leaseholds and intangible assets, recoverability of accounts receivable, recoverability of investments, discount rates for right of use assets and the valuation of inventory.

(m) Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs described below, of which the first two are considered observable and the last unobservable, that may be used to measure fair value.

●	Level 1 – Quoted prices in active markets for identical assets or liabilities
●	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
●	Level 3 — Unobservable inputs that are supported by little or no market activity which is significant to the fair value of the assets or liabilities.

The fair values of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and the short term line of credit for all periods presented approximate their respective carrying amounts due to the short term nature of these financial instruments.

F-10

The fair value of the long term debt for all periods presented approximate their respective carrying amounts due to these financial instruments being at market rates.

(n) Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Legal fees associated with loss contingencies are expensed as incurred.

(o) Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance so that the assets are recognized only to the extent that when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.

Per FASB ASC 740 “Income taxes” under the liability method, it is the Company’s policy to provide for uncertain tax positions and the related interest and penalties based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. At December 31, 2020, the Company believes it has appropriately accounted for any unrecognized tax benefits. To the extent the Company prevails in matters for which a liability for an unrecognized benefit is established or is required to pay amounts in excess of the liability, the Company’s effective tax rate in a given financial statement period may be affected. Interest and penalties associated with the Company’s tax positions are recorded as interest expense in the consolidated statements of income and comprehensive income.

(p) Risk Management

The Company’s credit risk is primarily attributable to its accounts receivable. The amounts presented in the accompanying consolidated balance sheets are net of allowances for doubtful accounts, estimated by the Company’s management based on prior experience and the current economic environment. The Company is exposed to credit-related losses in the event of non-payment by customers. Credit exposure is minimized by dealing with only credit worthy counterparties. Revenue for the Company’s three primary customers totaled $14,713,127 (47%) for the year ended December 31, 2020 (2019 - $12,814,506 or 47%). Accounts receivable for the Company’s three primary customers totaled $3,986,284 (68%) at December 31, 2020 (2019 - $2,708,825 or 61%).

The credit risk on cash and cash equivalents is limited because the Company limits its exposure to credit loss by placing its cash and cash equivalents with major financial institutions. The Company maintains cash balances at financial institutions which at times exceed federally insured amounts. The Company has not experienced any losses in such accounts.

F-11

The Company is exposed to foreign exchange risk to the extent that market value rate fluctuations materially differ from financial assets and liabilities, subject to fixed long-term rates.

In order to manage its exposure to foreign exchange risks, the Company is closely monitoring the fluctuations in the foreign currency exchange rates and the impact on the value of cash and cash equivalents, accounts receivable, and accounts payable and accrued liabilities. The Company has not hedged its exposure to currency fluctuations.

The Company is exposed to interest rate risk to the extent that the fair value or future cash flows for financial liabilities will fluctuate as a result of changes in market interest rates. The Company is exposed to interest rate risk on its long-term debt.

In order to manage its exposure to interest rate risk, the Company is closely monitoring fluctuations in market interest risks and will refinance its long-term debt where possible to obtain more favourable rates.

(q) Equity Method Investment

The Company accounts for investments using the equity method of accounting if the investment provides the Company the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if the Company’s ownership interest in the voting stock of the investee ranges between 20% and 50%, although other factors, such as representation on the investee’s board of directors, are considered in determining whether the equity method of accounting is appropriate. Under the equity method of accounting, the investment is recorded at cost in the consolidated balance sheets under other assets and adjusted for dividends received and the Company’s share of the investee’s earnings or losses together with other-than-temporary impairments which are recorded through other income (loss), net in the consolidated statements of income and comprehensive income.

(r) Goodwill and intangible assets

Goodwill represents the excess of the purchase price of an acquired entity over the amounts assigned to the assets acquired and liabilities assumed. Goodwill is not amortized, but is reviewed for impairment annually or more frequently if certain impairment conditions arise. The Company performs an annual goodwill impairment review in the fourth quarter of each year at the reporting unit level. The evaluation begins with a qualitative assessment of the factors that could impact the significant inputs used to estimate fair value. If after performing the qualitative assessment, it is determined that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, including goodwill, then no further analysis is necessary. However, if the results of the qualitative test are unclear, the Company performs a quantitative test, which involves comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses an income-based valuation method, determining the present value of future cash flows, to estimate the fair value of a reporting unit. If the fair value of a reporting unit exceeds its positive carrying amount, goodwill of the reporting unit is considered not impaired, and no further analysis is necessary. If the fair value of the reporting unit is less than its carrying amount, goodwill impairment would be recognized equal to the amount of the carrying value in excess of the reporting unit’s fair value, limited to the total amount of goodwill allocated to the reporting unit.

Intangible assets primarily include trademarks and trade secrets with indefinite lives and customer-relationships with finite lives. Intangible assets with indefinite lives are not amortized but are tested for impairment on an annual basis, or more frequently if indicators of impairment are present. Indefinite lived intangible assets are assessed using either a qualitative or a quantitative approach. The qualitative assessment evaluates factors including macro-economic conditions, industry and company-specific factors, legal and regulatory environments, and historical company performance are evaluated in assessing fair value. If it is determined that it is more likely than not that the fair value of the intangible asset is less than its carrying value, a quantitative test is then performed. Otherwise, no further testing is required. When using a quantitative approach, the Company compares the fair value of the intangible asset to its carrying amount, including goodwill. If the estimated fair value of the intangible asset is less than the carrying amount of the intangible asset, impairment is indicated, requiring recognition of an impairment charge for the differential.

F-12

Qualitative assessments of goodwill and indefinite-lived intangible assets were performed in 2020 and 2019. Based on the results of assessment, it was determined that it is more likely than not the reporting unit, customer lists and trademarks had a fair value in excess of their carrying value.

Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. The Company reviews for impairment indicators of finite-lived intangibles and other long-lived assets as described in the “Impairment of Long Lived Assets” significant accounting policy.

(s) Recent Accounting Pronouncements

The Company has implemented all applicable new accounting pronouncements that are in effect. Those pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Leases

Accounting and reporting guidance for leases requires that leases be evaluated and classified as either operating or finance leases by the lessee and as either operating, sales-type or direct financing leases by the lessor. For leases with terms greater than 12 months, the Company records the related right-of-use (“ROU”) asset and lease obligation at the present value of lease payments over the term. Leases may include fixed rental escalation clauses, renewal options and / or termination options that are factored into the determination of lease payments when appropriate. The Company’s operating leases are included in ROU assets, lease liabilities-current portion and lease liability-less current portion in the accompanying consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. The Company’s leases do not usually provide a readily determinable implicit rate; therefore, an estimate of the Company’s incremental borrowing rate is used to discount the lease payments based on information available at the lease commencement date. The discount rate used was 5.5%.

The table below summarizes the right-of-use asset and lease liability for the period ended December 31, 2020:

December 31, 2020
Right of Use Assets
Balance at December 31, 2019	$789,205
Addition	260,661
Termination	(234,980)
Depreciation	(331,773)
Balance at December 31, 2020	$483,113

Lease Liability
Balance at December 31, 2019	$789,205
Addition	260,661
Termination	(234,980)
Lease interest expense	53,768
Payments	(385,541)
Balance at December 31, 2020	$483,113

Short-term portion	$287,900
Long-term portion	195,213
Total	$483,113

F-13

Undiscounted rent payments for the next five years are as follows:

2021	$334,620
2022	78,240
2023	77,100
2024	70,440
2025	71,940
Total	$632,340
Impact of discounting	149,227
Lease liability, December 31, 2020	$483,113

4. Accounts Receivable

	2020	2019

Accounts receivable	$6,161,249	$4,740,867
Allowances for doubtful accounts	(271,436)	(270,652)
	$5,889,813	$4,470,215

5. Inventories

	2020	2019

Completed goods	$3,393,794	$3,818,876
Work in progress	152,595	416,950
Raw materials and supplies	4,826,087	4,946,960
	$8,372,476	$9,182,786

6. Property, Equipment and Leaseholds

	2020	Accumulated	2020
	Cost	Depreciation	Net
Buildings and improvements	$4,798,370	$2,836,142	$1,962,228
Automobiles	180,956	61,266	119,690
Computer hardware	43,593	41,957	1,636
Furniture and fixtures	111,145	101,186	9,959
Office equipment	1,864	971	893
Manufacturing equipment	6,154,425	3,573,748	2,580,677
Trailer	9,422	6,675	2,747
Boat	34,400	24,255	10,145
Leasehold improvements	88,872	87,205	1,667
Technology	107,295	107,295	—
Land	452,399	—	452,399
	$11,982,741	$6,840,700	$5,142,041

	2019	Accumulated	2019
	Cost	Depreciation	Net
Buildings and improvements	$3,614,057	$2,619,914	$994,143
Automobiles	163,397	94,789	68,608
Computer hardware	43,540	41,233	2,307
Furniture and fixtures	108,906	97,030	11,876
Office equipment	1,827	733	1,094
Manufacturing equipment	5,634,255	3,106,526	2,527,729
Trailer	9,236	5,389	3,847
Boat	34,400	21,719	12,681
Leasehold improvements	88,872	68,571	20,301
Technology	105,177	105,177	—
Land	363,090	—	363,090
	$10,166,757	$6,161,081	$4,005,676

F-14

Amount of depreciation expense for 2020: $659,233 (2019: $427,826) and is included in cost of sales in the consolidated statements of income and comprehensive income.

During the year, equipment with a cost of $79,517 and accumulated depreciation of $64,218 was disposed for proceeds of $24,789. The Company recognized a gain of $9,490 on the disposal.

7. Patents

	2020 Cost	Accumulated Amortization	2020 Net
Patents	$208,211	$178,074	$30,137

	2019 Cost	Accumulated Amortization	2019 Net
Patents	$204,102	$157,526	$46,576

Increase in 2020 cost was due to currency conversion. 2020 cost in Canadian dollars - $265,102 (2019 - $265,102 in Canadian dollars).

Amount of amortization for 2020: $16,439 (2019: $16,438) and is included in cost of sales in the consolidated statements of income and comprehensive income.

Estimated amortization expense over the next five years is as follows:

2021	$16,438
2022	13,699

8. Goodwill and Indefinite Lived Intangible Assets

Goodwill
Balance as of December 31, 2019 and 2020	$2,534,275

Indefinite Lived Intangible Assets
Balance as of December 31, 2019 and 2020	$770,000

Goodwill relates to the acquisition of ENP Investments. Indefinite lived intangible assets consist of trade secrets and trademarks related to the acquisition of ENP Investments.

Definite Life Intangible Assets
Balance as of December 31, 2018	$2,358,000
Amortization	(176,000)
Balance as of December 31, 2019	2,182,000
Amortization	(176,000)
Balances as of December 31, 2020	$2,006,000

F-15

Definite life intangible assets consist of customer relationships and software related to the acquisition of ENP Investments. Customer relationships and software are amortized over their estimated useful life of 15 years and 3 years, respectively.

Estimated amortization expense over the next five years is as follows:

2021	$176,000
2022	160,000
2023	160,000
2024	160,000
2025	160,000

9. Long Term Deposits

The Company has security deposits that are long term in nature which consist of damage deposits held by landlords and security deposits held by various vendors.

	2020	2019

Long term deposits	$8,540	$30,630

10. Investments

(a) The Company has a 50% ownership interest in ENP Peru Investments LLC (“ENP Peru”), which was acquired in fiscal 2016. ENP Peru is located in Illinois and leases warehouse space. The Company accounts for this investment using the equity method of accounting. A summary of the Company’s investment follows:

Balance, December 31, 2018	$12,108
Return of equity	(6,250)
Gain in equity method investment	5,529
Balance, December 31, 2019	11,387
Return of equity	(9,063)
Gain in equity method investment	1,498
Balance, December 31, 2020	$3,822

During the year ended December 31, 2020, the Company received $66,518 from ENP Peru. At the time of the receipt of this payment, the investment balance was $nil and the payment was not recorded against the investment balance but was included in gain on investments.

Summarized profit and loss information related to the equity accounted investment is as follows:

	2020	2019

Net sales	$295,800	$285,635
Net income	$2,996	$11,058

(b) In fiscal 2018, the Company acquired a 24% ownership interest in ENP Realty LLC (“ENP Realty”). ENP Realty is located in Illinois and leases warehouse space. During the year ended December 31, 2020, the other partners of ENP Realty withdrew from the partnership, resulting in ENP Realty becoming a wholly owned subsidiary of ENP Investments. As a result, ENP Realty is consolidated in the financial statements of the Company and a 35% non-controlling interest is recognized from the acquisition date onwards.

F-16

It was determined that ENP Realty did not meet the definition of a business in accordance with FASB Codification Topic 805, Business Combinations (ASC 805), and the acquisition was accounted for as an asset acquisition. The following table summarizes the final purchase price allocation of the consideration paid to the respective fair values of the assets acquired and liabilities assumed in ENP Realty as of the acquisition date.

Investment eliminated upon consolidation	$63,165

Assets acquired:
Cash	13,419
Building	630,000
Land	85,000
Liabilities assumed:
Accounts payable	(15,797)
Long term debt	(450,000)
Deferred income tax liability	(66,116)
Total identifiable net assets:	196,506
Gain on acquisition of ENP Realty	$133,341

The income tax expense arising from the deferred income tax liability is net against gain on acquisition of ENP Realty in the consolidated statements of income and comprehensive income.

A summary of the Company’s investment follows:

Balance, December 31, 2018	$64,249
Return of equity	(9,292)
Gain in equity method investment	8,208
Balance, December 31, 2019	63,165
Investment eliminated upon consolidation	(63,165)
Balance, December 31, 2020	$-

Summarized profit and loss information related to the equity accounted investment is as follows:

2019

Net sales	$75,870
Net income	$34,200

(c) In December 2018 the Company invested $200,000 in Applied Holding Corp. (“Applied”). Applied is a captive insurance company and the Company received a promissory note for its investment which becomes due in 2021 but may be extended with notice for a maximum of two years. In accordance with FASB Codification Topic 323, Investments – Equity Method and Joint Ventures (ASC 323), the Company has elected to account for this investment at cost.

(d) In December 2018 the Company invested $500,000 in Trio Opportunity Corp. (“Trio”), a privately held entity. Trio is a real estate investment vehicle and the Company received 50,000 non-voting Class B shares at $10.00/share. In accordance with ASC 323, the Company has elected to account for this investment at cost.

(e) In January 2019, the Company invested $1,001,000 in a Florida based LLC that is engaged in international sales of fertilizer additives. The Company accounts for this investment using the equity method of accounting. According to the operating agreement, the Company has a 50% interest in the profit and loss of the Florida based LLC but does not have control. A summary of the Company’s investment follows:

Balance, January 1, 2019	$-
Acquisition	1,001,000
Gain in equity method investment	290,033
Return of equity	(150,000)
Balance, December 31, 2019	1,141,033
Additional payments	2,518,684
Gain in equity method investment	809,342
Return of equity	(896,714)
Balance, December 31, 2020	$3,572,345

F-17

Further to the original investment amount, the Company had placed $1,000,000 in trust, which was released upon the Florida based LLC reaching a milestone related to earnings before interest, taxes and depreciation (“EBITDA”) targets. This amount was accounted for as restricted cash on the balance sheet as at December 31, 2019. During the year ended December 31, 2020, this amount was released. The additional payments of $2,518,684 made during the year ended December 31, 2020 related to contingent consideration which was dependent on the Florida based LLC meeting certain performance millstones during the year. Summarized profit and loss information related to the equity accounted investment is as follows:

	2020	2019

Net sales	$12,138,511	$8,991,883
Gross profit	4,688,654	3,323,828
Net income	$1,618,685	$580,066

(f) In December 2020, the Company invested $500,000 in Lygos Inc., a privately held entity. Both companies intend to work together in pursuit of sustainable aspartic acid through synthetic biology. The Company has elected to account for this investment at cost. A summary of the Company’s investment follows:

Balance, January 1, 2020	$-
Acquisition	500,000
Balance, December 31, 2020	$500,000

11. Short-Term Line of Credit

(a) In September 2018, the Company signed a new agreement with Harris Bank (“Harris”) to renew the expiring credit line. The revolving line of credit is for an aggregate amount of up to the lesser of (i) $2,500,000, or (ii) 80% of eligible domestic accounts receivable and certain foreign accounts receivable plus 60% of inventory. The loan had an annual interest rate of 4.75% and a balance of $1,641,085 at December 31, 2019. The revolving line of credit at Harris was paid in October 2020, upon the opening of the revolving line of credit at Midland States Bank (“Midland”).

(b) In April, 2020, ENP Investments signed a new agreement with Midland to renew the expiring credit line. The revolving line of credit is for an aggregate amount up to $3,000,000. The interest rate of this loan is subject to change from time to time based on changes in an independent index which is the 1 month LIBOR as published in the Wall Street Journal (the “Index”). Interest on the unpaid principal balance of this loan will be calculated using a rate of 4.050 percentage points over the Index. Under no circumstances will the interest rate of this loan be less than 4.500% per annum or more than the maximum rate allowed by applicable law. The interest rate at December 31, 2020 is 4.5% (December 31, 2019 – 6.075%).

The revolving line of credit contains customary affirmative and negative covenants, including the following: compliance with laws, provisions of financial statements and periodic reports, payment of taxes, maintenance of inventory and insurance, maintenance of operating accounts at Midland, Midland’s access to collateral, formation or acquisition of subsidiaries, incurrence of indebtedness, dispositions of assets, granting liens, changes in business, ownership or business locations, engaging in mergers and acquisitions, making investments or distributions and affiliate transactions. NanoChem is a guarantor of 65% of all the principal and other loan costs not to exceed $1,625,000. As of December 31, 2020, ENP Investments was in compliance with all loan covenants.

To secure the repayment of any amounts borrowed under the revolving line of credit, ENP Investments granted Midland a security interest in all inventory, equipment and fixtures and acknowledges a separate commercial security agreement from guarantor to Midland dated February 15, 2011.

Short-term borrowings outstanding under the revolving line as of December 31, 2020 were $541,456 (2019 – $748,897).

F-18

(c) In October 2020, the Company signed a new agreement with Midland to replace the expiring credit line at Harris. The revolving line of credit is for an aggregate amount of up to the lesser of (i) $2,500,000, or (ii) 80% of eligible domestic accounts receivable and certain foreign accounts receivable plus 50% of inventory with a rate of prime plus 0.5%. The loan has an annual interest rate of 3.75% at December 31, 2020.

The revolving line of credit contains customary affirmative and negative covenants, including the following: compliance with laws, provision of financial statements and periodic reports, payment of taxes, maintenance of inventory and insurance, maintenance of operating accounts at Midland, Midland’s access to collateral, formation or acquisition of subsidiaries, incurrence of indebtedness, dispositions of assets, granting liens, changes in business, ownership or business locations, engaging in mergers and acquisitions, making investments or distributions and affiliate transactions. The covenants also require that the Company maintain a minimum ratio of qualifying financial assets to the sum of qualifying financial obligations. As of December 31, 2020, Company was in compliance with all loan covenants.

To secure the repayment of any amounts borrowed under the revolving line of credit, the Company granted Midland a security interest in substantially all of the assets of NanoChem, exclusive of intellectual property assets.

Short-term borrowings outstanding under the revolving line as of December 31, 2020 were $1,574,617 (2019 - $nil).

12. Long Term Debt

(a) In September 2014, NanoChem signed a $1,005,967 promissory note with Harris with a rate of prime plus 0.5% (September 30, 2019 – 5.75%) to be repaid over 5 years with equal monthly installments plus interest. Loan proceeds were used to retire the previously issued and outstanding debt obligations. The final payment was made in September 2019. Interest expense for the year ended December 31, 2019 was $3,294.

(b) In October 2018, NanoChem signed a $4,100,000 term loan with Harris with a rate of prime (December 31, 2019 – 4.75%) to be repaid over 7 years with equal monthly installments plus interest along two payments consisting of 25% prior year cash flow recapture, capped at $300,000, due May 31, 2019 and 2020. The money was used to purchase a 65% interest in ENP Investments. Interest expense for the year ended December 31, 2020 was $75,874 (2019 - $191,738). This loan was paid in October 2020 upon opening of credit facilities at Midland. The balance owing at December 31, 2019 was $3,116,667.

(c) In April 2019, NanoChem signed a loan for $1,100,000 with Harris with a rate of prime plus 0.5% (December 31, 2019 – 5.25%) for the purchase of new manufacturing equipment. The Company paid interest monthly until February 2020, when equal monthly installments of the principal and interest were due until January 2024. Interest expense for the year ended December 31, 2020 was $36,272 (2019 – $36,333). This loan was paid in October 2020 upon opening of credit facilities at Midland. The balance owing at December 31, 2019 was $1,100,000.

(d) In January 2018, ENP Investments signed a $200,000 promissory note with Midland with a rate of 5.250% to be repaid over 7 years with equal monthly installments plus interest. This money was used to purchase production equipment. Interest expense for the year ended December 31, 2020 was $7,588 (2019 - $8,734). The principal balance owing at December 31, 2020 is $125,543 (2019 - $152,241).

The Company has committed to the following repayments:

2021	$28,410
2022	$29,900
2023	$31,508
2024	$33,202
2025	$2,523

F-19

(e) In March 2016, ENP Investments signed a $45,941 promissory note with Ford Motor Credit Company with a rate of 0.00% interest to be repaid over 5 years with equal monthly installments. In August 2020, the loan was paid off in full. The balance owing at December 31, 2019 was $11,485.

f) In April 2020, NanoChem received a two year loan of $322,000 through the Paycheck Protection Program with a rate of 1%. Management expects the full amount of the loan to be forgiven but as the forgiveness application has yet to be accepted, the Company has chosen to present the loan as a long term debt. Eighteen equal installments of principal and interest are due if the loan amount is not forgiven in full.

(g) In April 2020, ENP Investments received a two year loan of $215,960 through the Paycheck Protection Program with a rate of 1%. Management expects the full amount of the loan to be forgiven but at this time, it cannot be proven and has chosen to list the loan as a long term debt. Eighteen equal installments of principal and interest are due if the loan amount is not forgiven in full.

(h) In October 2020, NanoChem signed a $1,980,947 term loan with Midland with a rate of 3.85% to be repaid over 5 years with equal monthly payments including interest. The money was used to retire the debt at Harris related to the loan to purchase a 65% interest in ENP Investments. Interest expense for the year ended December 31, 2020 was $13,389 (2019 - $nil). The balance owing at December 31, 2020 is $1,920,976 (2019 - $nil).

The Company has committed to the following repayments:

2021	$368,332
2022	$382,705
2023	$397,414
2024	$413,516
2025	$359,009

(i) In October 2020, NanoChem signed a loan for $894,253 with Midland with an interest rate 3.85% to be repaid over two years with equal monthly payments including interest. The funds were used to replace the loan at Harris for the purchase of new manufacturing equipment. Interest expense for the year ended December 31, 2020 was $6,218 (2019 – $nil). The balance owing at December 31, 2020 is $822,380 (2019 - $nil).

2021	$441,260
2022	$381,120

(j) In January 2020, ENP Realty refinanced its mortgage and signed a loan for $450,000 with Stock Yards Bank & Trust to be repaid over 10 years with monthly installments plus interest. Interest for the first five years is at 4.35% and it will be adjusted for the last five years to the Cincinnati Federal Home Bank Loan 5 year fixed index plus 2.5%. Interest expense for the year ended December 31, 2020 was $18,049 (2019 – $nil). The balance owing at December 31, 2020 is $440,779 (2019 – $nil).

As of December 31, 2020, Company was in compliance with all loan covenants.

Continuity	2020	2019
Balance, January 1	$4,380,393	$4,351,743
Plus: Proceeds from loans	3,413,160	1,100,000
Plus: Loan acquired with acquisition of ENP Realty	450,000	-
Less: Payments on loan	(4,395,915)	(1,071,350)
Balance, December 31	$3,847,638	$4,380,393

F-20

Outstanding balance at December 31,	2020	2019
a) Long term debt – Harris Bank	$-	$-
b) Long term debt – Harris Bank	-	3,116,667
c) Long term debt – Harris Bank	-	1,100,000
d) Long term debt – Midland States Bank	125,543	152,241
e) Long term debt – Ford Credit	-	11,485
f) Long term debt – PPP	322,000	-
g) Long term debt - PPP	215,960	-
h) Long term debt – Midland States Bank	1,920,976	-
i) Long term debt – Midland States Bank	822,380	-
j) Long term debt – Stock Yards Bank & Trust	440,779	-
Long-term Debt	3,847,638	4,380,393
Less: current portion	(848,794)	(1,196,722)
	$2,998,844	$3,183,671

13. Convertible Note Payable

In October 2018, the Company issued a convertible note payable in the amount of $1,000,000 in connection with the acquisition of EnP Investments LLC. The convertible note is due on or before September 30, 2023 with 5% interest due per year. At the option of the holder, the Note may be converted into 400,000 shares in the Company’s common stock.

In June 2019, the holder opted to convert $500,000 of the convertible note payable into 200,000 shares of the Company’s common stock.

In April 2020, the Company repaid the remaining principal balance of $500,000 and accrued interest of $13,046.

14. Income Taxes

The provision for income tax expense (benefit) is comprised of the following:

	2020	2019
Current tax, federal	$739,113	$391,476
Current tax, state	334,361	177,096
Current tax, foreign	124,414	51,285
Current tax, total	1,197,888	619,857

Deferred income tax, federal	158,308	(293,796)
Deferred income tax, state	71,616	(132,908)
Deferred income tax, foreign	179,629	(175,717)
Deferred income tax, total	409,553	(602,421)
Total	$1,607,441	$17,436

The following table reconciles the income tax expense at the U.S. Federal statutory rate to income tax expense at the Company’s effective tax rates.

	2020	2019
Income before tax	$5,190,975	$2,314,621
US statutory tax rates	30.50%	30.50%
Expected income tax	1,583,247	705,960
Non-deductible items	(60,470)	(41,419)
Change in estimates and other	603,422	27,893
Change in enacted tax rate	-	(263,686)
Foreign tax rate difference	(120,372)	(400,593)
Change in valuation allowance	(398,386)	(10,719)
Total income taxes	1,607,441	17,436

Current income tax expense	1,197,888	619,857
Deferred tax expense (recovery)	409,553	(602,421)
Total income tax expense	$1,607,441	$17,436

F-21

Deferred taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. Deferred tax assets (liabilities) at December 31, 2020 and 2019 are comprised of the following:

	2020	2019
Canada
Non capital loss carryforwards	$1,638,357	$769,112
Intangible assets	18,863	63,998
Property, equipment and leaseholds	624,016	(350)
Financial instruments	26,690	-
	2,307,926	832,760
Valuation allowance	(2,307,926)	-
Net deferred tax asset	$-	$832,760

US
	2020	2019
Net operating loss carryforwards	$-	$152,299
Intangible assets	-	(1,058,641)
Investments	(167,635)	-
Property, equipment and leaseholds	135,277	264,952
Financial instruments	98,210	185,866
	65,852	(455,524)
Deferred tax asset not recognized	-	164,284
Net deferred tax asset (liability)	$65,852	$(291,240)

The Company has non-capital loss carryforwards of approximately $6,068,054 (2019 - $5,901,560) which may be carried forward to apply against future year income tax for Canadian income tax purposes, subject to the final determination by taxation authorities, expiring in the following years:

Loss
2029	891,014
2030	1,081,844
2031	1,245,577
2037	2,238,533
2038	372,149
2039	72,443
2040	166,494
Total	6,068,054

As at December 31, 2020, the Company has no net operating loss carryforwards available for US tax purposes.

Accounting for Uncertainty for Income Tax

As at December 31, 2020 and 2019, the Company’s consolidated balance sheets did not reflect a liability for uncertain tax positions, nor any accrued penalties or interest associated with income tax uncertainties. The Company has no income tax examinations in progress.

F-22

15. Income Per Share

The Company presents both basic and diluted income per share on the face of its consolidated statements of income. Basic and diluted income per share are calculated as follows:

	2020	2019

Net income attributable to controlling interest	$2,977,050	$1,912,392
Weighted average common shares outstanding:
Basic	12,240,641	11,945,636
Diluted	12,302,552	12,085,798
Net income per common share attributable to controlling interest:
Basic and diluted	$0.24	$0.16

Certain stock options whose terms and conditions are described in Note 15, “Stock Options” could potentially dilute basic EPS in the future, but were not included in the computation of diluted EPS because to do so would have been anti-dilutive. Those anti-dilutive options are as follows.

	2020	2019

Anti-dilutive options	507,000	172,000

There were no preferred shares issued and outstanding during the years ended December 31, 2020 or 2019.

16. Stock Options.

The Company has a stock option plan (“Plan”). The purpose of this Plan is to provide additional incentives to key employees, officers, directors and consultants of the Company and its subsidiaries in order to help attract and retain the best available personnel for positions of responsibility and otherwise promote the success of the Company’s business. It is intended that options issued under this Plan constitute non-qualified stock options. The general terms of awards under the option plan are that 100% of the options granted will vest the year following the grant. The maximum term of options granted is 5 years and the exercise price for all options are issued for not less than fair market value at the date of the grant.

The following table summarizes the Company’s stock option activities for the years ended December 31, 2020 and 2019:

	Number of shares	Exercise price per share	Weighted average exercise price

Balance, December 31, 2018	660,000	$0.75 – 1.75	$1.35
Granted	347,000	$2.44 – 4.13	$2.99
Cancelled or expired	(56,112)	$0.75 – 3.46	$1.41
Exercised	(315,888)	$0.75 – 1.70	$1.15
Balance, December 31, 2019	635,000	$0.75 – 1.75	$1.35
Granted	172,000	$2.44	$2.44
Cancelled or expired	(13,000)	$2.44 – 3.46	$2.75
Exercised	(45,000)	$0.75 – 1.05	$0.88
Balance, December 31, 2020	749,000	$0.75 – 4.13	$2.42
Exercisable, December 31, 2020	502,000	$0.75 – 4.13	$2.51

The weighted-average remaining contractual life of outstanding options is 3.40 years.

F-23

The fair value of each option grant is calculated using the following weighted average assumptions:

	2020	2019
Expected life – years	3.0	3.0
Interest rate	0.37%	1.69 – 1.93%
Volatility	70.14%	43.89 – 57.24%
Weighted average fair value of options granted	$1.12	$ 0.7892 – 1.6399

During the year ended December 31, 2020, the Company granted 45,000 (2019 – 95,000) stock options to consultants and has applied ASC 718 using the Black-Scholes option-pricing model, which resulted in expenses of $10,080 (2019 - $67,338). Options granted in other years resulted in additional expenses of $43,905 (2019 – $21,411). During the year ended December 31, 2020, employees were granted 127,000 (2019 – 252,000) stock options, which resulted in expenses of $28,316 (2019 – $157,695). Options granted in other years resulted in additional expenses in the amount of $73,711 for employees during the year ended December 31, 2020 (2019 - $nil). There were 35,000 employee and 10,000 consultant stock options exercised during the year ended December 31, 2020 (2019 – 220,000 employee; 95,888 consultant).

As of December 31, 2020, there was approximately $174,061 of compensation expense related to non-vested awards. This expense is expected to be recognized over a weighted average period of 1.25 years.

The aggregate intrinsic value of vested options outstanding at December 31, 2020 is $nil (2019 – $67,720).

17. Capital Stock.

During the year ended December 31, 2020, 35,000 shares were issued upon the exercise of employee stock options (2019 – 220,000) and 10,000 shares were issued upon the exercise of consultant stock options (2019 – 95,888).

In June 2019, the holder of the Company’s convertible note opted to convert $500,000 of the convertible note payable into 200,000 shares of the Company’s common stock.

In February 2019, the Company announced the payment of a special dividend to the existing stockholders of the Company as of March 6, 2019 in the amount of $0.05 per share.

In March 2019, the Company announced the payment of annual dividends of $0.15 per share, to be paid in two tranches. Shareholders of record on March 31, 2019 received $0.075 per share on April 15, 2019 and shareholders of record on September 30, 2019 received $0.075 per share on October 15, 2019. On March 19, 2020, the Company suspended the annual dividend until further notice due to the uncertainty surrounding the COVID-19 virus.

18. Non-Controlling Interests

ENP Investments is a limited liability corporation (LLC) that manufactures and distributes golf, turf and ornamental agriculture products in Mendota, Illinois. The Company owns a 65% interest in ENP Investments through its wholly-owned subsidiary NanoChem. An unrelated party owns the remaining 35% interest in ENP Investments. As of December 31, 2020, ENP Realty is a wholly owned subsidiary of ENP Investments. ENP Realty leases warehouse space. For financial reporting purposes, the assets, liabilities and earnings of both of the LLC’s are consolidated into these financial statements. The unrelated third party’s ownership interest in the LLC is recorded in non-controlling interests in these consolidated financial statements. The non-controlling interest represents the non-controlling unitholder’s interest in the earnings and equity of ENP Investments. ENP Investments is allocated to the BCPA segment.

ENP Investments makes cash distributions to its equity owners based on formulas defined within its Ownership Interest Purchase Agreement dated October 1, 2018. Distributions are defined in the Ownership Interest Purchase Agreement as cash on hand to the extent it exceeds current and anticipated long-term and short-term needs, including, without limitation, needs for operating expenses, debt service, acquisitions, reserves, and mandatory distributions, if any.

F-24

From the effective date of acquisition onward, the minimum distributions requirements under the Ownership Interest Purchase Agreement were satisfied. The total distribution from the effective date of acquisition onward was $1,120,992.

Balance, December 31, 2018	$2,462,231
Distribution	(296,875)
Non-controlling interest share of income	384,793
Balance, December 31, 2019	2,550,149
Distribution	(594,882)
Non-controlling interest share of income	606,484
Balance, December 31, 2020	$2,561,751

19. Segmented, Significant Customer Information and Economic Dependency.

The Company operates in two segments:

(a) Energy and water conservation products (as shown under the column heading “EWCP” below), which consists of a (i) liquid swimming pool blankets which saves energy and water by inhibiting evaporation from the pool surface, and (ii) food-safe powdered form of the active ingredient within the liquid blankets and which are designed to be used in still or slow moving drinking water sources.

(b) Biodegradable polymers (“BCPA’s”), also known as TPA’s, used by the petroleum, chemical, utility and mining industries to prevent corrosion and scaling in water piping. This product can also be used in detergents to increase biodegradability and in agriculture to increase crop yields by enhancing fertilizer uptake.

The accounting policies of the segments are the same as those described in Note 2, Significant Accounting Policies. The Company evaluates performance based on profit or loss from operations before income taxes, not including nonrecurring gains and losses and foreign exchange gains and losses.

The Company’s reportable segments are strategic business units that offer different, but synergistic products and services. They are managed separately because each business requires different technology and marketing strategies.

Year ended December 31, 2020:

	EWCP	BCPA	Consolidated

Sales	$334,423	$31,073,031	$31,407,454
Interest expense	54	260,603	260,657
Depreciation	41,969	809,703	851,672
Current and deferred income tax expense	121,164	1,486,277	1,607,441
Segment profit	(536,220)	3,513,270	2,997,050
Segment assets	445,664	10,519,903	10,965,566
Expenditures for segment assets	-	1,071,108	1,071,108

F-25

Year ended December 31, 2019:

	EWCP	BCPA	Consolidated

Sales	$388,385	$27,051,725	$27,440,110
Interest expense	904	427,467	428,371
Depreciation	46,492	573,772	620,264
Income tax expense	-	619,857	619,857
Segment profit	(657,078)	2,569,470	1,912,392
Segment assets	480,243	9,847,489	10,327,732
Expenditures for segment assets	-	1,831,519	1,831,519

Sales by territory are shown below:

	2020	2019

Canada	$562,626	$1,125,566
United States and abroad	30,844,828	26,314,544
Total	$31,407,454	$27,440,110

The Company’s long-lived assets (property, equipment, intangibles, goodwill, leaseholds, patents and right of use assets) are located in Canada and the United States as follows:

	2020	2019

Canada	$445,663	$480,243
United States	10,519,903	9,847,489
Total	$10,965,566	$10,327,732

Three customers accounted for $14,713,127 (47%) of sales made in 2020 (2019 - $12,814,506 or 47%).

20. Subsequent Events.

The Company issued 32,000 shares to employees and 20,000 shares to consultants upon the exercise of stock options in the three months ended March 31, 2021.

F-26

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

6001 54 Ave.

Taber, AB

Canada T1G 1X4

(250) 477-9969

PROXY STATEMENT

The accompanying proxy is solicited by the Company’s directors for voting at the annual meeting of shareholders to be held on November 30, 2021, at 6:00 p.m. Pacific Time, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was posted on the Company’s website on October 15, 2021.

There is one class of capital stock outstanding. Provided a quorum consisting of 10% of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy at the meeting is required to elect directors and to adopt the other proposals to come before the meeting. Cumulative voting in the election of directors is not permitted.

Shares of the Company’s common stock represented by properly executed proxies that reflect abstentions or “broker non-votes” will be counted as present for purposes of determining the presence of a quorum at the annual meeting. “Broker non-votes” represent shares held by brokerage firms in “street-name” with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

The following table lists, as of October 15, 2021, the shareholdings of (i) each person owning beneficially 5% or more of the Company’s common stock (ii) each officer of the Company, (iii) each person nominated to be a director, and (iv) all officers and nominees to the Board of Directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

1

Name and Address	Number of Shares (1)	Percent of Class

Officers and Directors
Daniel B. O’Brien	4,521,900	36.7%
6001 54 Ave.
Taber, AB
Canada T1G 1X4

John Bientjes	—	—
46081 Greenwood Drive
Chilliwack, BC
Canada V2R 4C9

Robert Helina	35,000	0.3%
6001 54 Ave.
Taber, AB
Canada T1G 1X4

Dr. Thomas Fyles	15,000	0.1%
Box 3065
Victoria, BC
Canada V8W 3V6

Ben Seaman	—	—
Unit 605 55 E. Cordova St.
Vancouver BC
Canada V6A 0A5

David Flynn	—	—
202-2526 Yale Court,
Abbotsford, BC
Canada V2S 8G9

All Officers and Directors as a Group (6 persons)	4,571,900	37.3%

Other Principal Shareholders

Comprehensive Financial Planning, Inc.	1,383,346	11.1%
3950 Fairlane Dr.
Dacula, GA 30019
USA

(1)	Includes shares which may be acquired on the exercise of the stock options listed below, all of which were exercisable as of October 15, 2021.

2

Name	Shares Issuable Upon the Exercise of Options	Exercise Price	Expiration Date

Robert Helina	5,000	$1.42	December 31, 2021
	5,000	$1.70	December 31, 2022
	5,000	$3.46	December 31, 2023
	5,000	$2.44	December 31, 2024

ELECTION OF DIRECTORS

Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the persons listed below to serve as members of the board of directors until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

All nominees to the Board of Directors have consented to stand for re-election. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

Daniel O’Brien and John Bientjes have served as directors for a significant period of time and each of those directors’ long-standing experience with the Company benefits both the Company and its shareholders. Robert Helina is qualified to act as a director due to his longstanding financial experience. Dr. Fyles is qualified to act as a director due to his experience in chemistry. Ben Seaman is familiar with the Company and is qualified to act as a director due to his experience in marketing and distribution. David Fynn has accounting experience which benefits both the Company and its shareholders.

Information concerning the nominees to the Company’s Board of Directors follows:

Name	Age	Position

Daniel B. O’Brien	65	President, Director
John H. Bientjes	68	Director
Robert Helina	55	Director
Thomas Fyles	69	Director
Ben Seaman	41	Director
David Fynn	64	Director

Directors are elected annually and hold office until the next annual meeting of our stockholders and until their successors are elected and qualified. All executive offices are chosen by the board of directors and serve at the board’s discretion.

Daniel B. O’Brien has served as the Company’s President and Chief Executive Officer, as well as a director of the Company since June 1998. He has been involved in the swimming pool industry since 1990, when he founded the Company’s subsidiary, Flexible Solutions Ltd. From 1990 to 1998 Mr. O’Brien was also a teacher at Brentwood College where he was in charge of outdoor education. The Company believes Mr. O’Brien’s experience with the Company qualifies him to be a director.

3

John H. Bientjes has been a director of the Company since February 2000. Since 1984, Mr. Bientjes has served as the manager of the Commercial Aquatic Supplies Division of D.B. Perks & Associates, Ltd., located in Vancouver, British Columbia, a company that markets supplies and equipment to commercial swimming pools which are primarily owned by municipalities. Mr. Bientjes graduated in 1976 from Simon Fraser University in Vancouver, British Columbia with a Bachelor of Arts Degree in Economics and Commerce. The Company believes Mr. Bientjes’ experience with the Company qualifies him to be a director.

Robert T. Helina has been a director since October 2011. Mr. Helina has been involved in the financial services industry for over 25 years which has given him extensive knowledge in business, economics and finance. His specially is in corporate finance and capital markets. Mr. Helina holds a Bachelor of Arts degree from Trinity Western University. The Company believes Mr. Helina’s experience with the Company qualifies him to be a director.

Thomas M. Fyles has been a director of the Company since August 2012. Since 1979 Dr. Fyles has been a chemistry professor at the University of Victoria (Assistant Professor 1979-1984/Associate Professor 1984-1992/and Professor with Tenure since 1992) Dr. Fyles received his Bachelor of Science degree (with honors) from the University of Victoria in 1974 and his Ph.D. in chemistry from York University in 1977. Dr. Fyles was a postdoctoral fellow with Prof. J.M. Lehn, Institut Le Bel, Universite Louis Pasteur, Strasbourg, France, between September 1977 and July 1979. The Company believes Mr. Fyles’ experience with the Company qualifies him to be a director.

Ben Seaman has been a director of the Company since October 2016. Mr. Seaman has been the CEO of Eartheasy.com Sustainable Living Ltd since 2007, growing the company from $50K to over $25M in annual revenue. His company has contributed over $1M towards clean water projects in Kenya since 2013, and has been recognized internationally by the Stockholm Challenge Award and the Outdoor Industry Inspiration Award in 2016. Prior to that, he worked in sales and investor relations at Flexible Solutions. Mr. Seaman graduated from the University of Victoria with a Bachelor of Science degree in 2004. He has significant experience in launching new products, marketing, distribution and e-commerce in both the US and Canada. He’s a strong believer in the triple bottom line approach to business, giving consideration to social and environmental issues in addition to financial performance. The Company believes Mr. Seaman’s experience with the Company qualifies him to be a director.

David Fynn has been a director of the Company since October 2016. Mr. Fynn is a Canadian Chartered Professional Accountant and services individuals/companies in many sectors including mining and commodities in his private practice. David worked as a senior manager with KPMG in Canada and Ernst & Young in the United Kingdom and Saudi Arabia. Since 1996 he has been the principal of D.A. Fynn & Associates Inc., an accounting firm. The Company believes Mr. Fynn’s experience with the Company qualifies him to be a director.

Daniel B. O’Brien devotes substantially all of his time to the Company’s business.

The Company’s Board of Directors met on three occasions during the year ended December 31, 2020. All of the Directors attended these meetings either in person, by telephone conference call or by email.

4

The Company’s Board of Directors does not have a “leadership structure”, as such, since each director is entitled to introduce resolutions to be considered by the Board and each director is entitled to one vote on any resolution considered by the Board. The Company’s Chief Executive Officer is not the Chairman of the Company’s Board of Directors.

The Company’s Board of Directors has the ultimate responsibility to evaluate and respond to risks facing the Company. The Company’s Board of Directors fulfills its obligations in this regard by meeting on a regular basis and communicating, when necessary, with the Company’s officers.

John Bientjes, Dr. Thomas Fyles, Ben Seaman and David Flynn are independent directors as that term is defined in section 803 of the listing standards of the NYSE American.

For purposes of electing directors at its annual meeting the Company does not have a nominating committee or a committee performing similar functions. The Company’s Board of Directors does not believe a nominating committee is necessary since the Company’s Board of Directors is small and the board of directors as a whole performs this function. The current nominees to the Board of Directors were selected by a majority vote of the Company’s independent directors.

The Company does not have any policy regarding the consideration of director candidates recommended by shareholders since a shareholder has never recommended a nominee to the board of directors. However, the Company’s board of directors will consider candidates recommended by shareholders. To submit a candidate for the board of directors the shareholder should send the name, address and telephone number of the candidate, together with any relevant background or biographical information, to the Company’s Chief Executive Officer, at the address shown on the cover page of this proxy statement. The board has not established any specific qualifications or skills a nominee must meet to serve as a director. Although the board does not have any process for identifying and evaluating director nominees, the board does not believe there would be any differences in the manner in which the board evaluates nominees submitted by shareholders as opposed to nominees submitted by any other person. There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s board of directors during the past three years.

The Company does not have a policy with regard to board member’s attendance at annual meetings. A majority of board members attended in person or via conference the last annual shareholder’s meeting held on October 15, 2020.

Holders of the Company’s common stock can send written communications to the Company’s entire board of directors, or to one or more board members, by addressing the communication to “the Board of Directors” or to one or more directors, specifying the director or directors by name, and sending the communication to the Company’s offices in Taber, Alberta. Communications addressed to the Board of Directors as whole will be delivered to each board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

5

Security holder communications not sent to the board of directors as a whole or to specified board members are not relayed to board members.

The Company has adopted a Code of Ethics that applies to the its Principal Financial and Accounting Officer, as well as the other company employees. The Code of Ethics is available at the Company’s website at www.flexiblesolutions.com.

If a violation of the code of ethics act is discovered or suspected, an officer of the Company must (anonymously, if desired) send a detailed note, with relevant documents, to the Company’s Audit Committee, c/o John Bientjes, 46081 Greenwood Drive, Chilliwack, BC Canada V2R 4C9

Executive Compensation

The following table shows in summary form the compensation earned by (i) the Company’s Principal Executive and Financial Officer and (ii) by each other executive officer of the Company who earned in excess of $100,000 during the fiscal years ended December 31, 2020 and 2019:

						All
				Restricted		Other
				Stock	Options	Annual
	Fiscal	Salary	Bonus	Awards	Awards	Compensation
Name and Principal Position	Year	(1)	(2)	(3)	(4)	(5)	Total

Daniel B. O’Brien	2020	$695,352	—	—	—	—	$695,352
President, Principal	2019	$750,033	——		—	—	$750,033
Executive and Financial Officer

(1)	The dollar value of base salary (cash and non-cash) earned.

(2)	The dollar value of bonus (cash and non-cash) earned.

(3)	During the periods covered by the table the fair value of stock issued for services computed in accordance with ASC 718 on the date of grant.

(4)	During the periods covered by the table the fair value of options granted computed in accordance with ASC 718 on the date of grant.

(5)	All other compensation received that could not properly be reported in any other column of the table.

Non-Qualified Stock Option Plan

In August 2014 the Company adopted a Non-Qualified Stock Option Plan which authorizes the issuance of up to 1,500,000 shares of the Company’s common stock to persons that exercise options granted pursuant to the Plan. The Company’s employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Non-Qualified Plan.

6

The Plan is administered by the Company’s Compensation Committee. The Committee is vested with the authority to determine the number of shares issuable upon the exercise of the options, the exercise price and expiration date of the options, and when, and upon what conditions options granted under the Plan will vest or otherwise be subject to forfeiture and cancellation.

During the fiscal year ended December 31, 2020, the Company issued 172,000 options pursuant to the Non-Qualified Plan.

During the fiscal year ended December 31, 2020:

●	options to purchase 5,000 shares of the Company’s common stock were granted to Robert Helina, an employee and a director of the Company

●	no stock options were exercised by the Company’s officers or directors

The following table shows the weighted average exercise price of the outstanding options granted pursuant to the Company’s Non-Qualified Stock Option Plan as of December 31, 2020, the Company’s most complete fiscal year:

Plan Category	Total Shares Reserved Under Plans	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
		(a)	(b)	(c)
Non-Qualified Stock Option Plan	1,500,000	749,000	$2.42	232,000

The Company’s Non-Qualified Stock Option Plan has been approved by the Company’s shareholders.

As of October 15, 2021 options to purchase 664,000 shares of the Company’s common stock were outstanding under the Non-Qualified Stock Option Plan. The exercise price of these options varies between $0.75 and $4.13 per share. The options expire at various dates between December 31, 2021 and December 31, 2025.

7

Director Compensation

The Company reimburses directors for any expenses incurred in attending board meetings.

The Company’s directors received the following compensation during the year ended December 31, 2020:

Name	Paid in Cash	Stock Awards (1)	Option Awards (2)

John H. Bientjes	$10,000	—	—
Robert Helina	$6,000	—	—
Dr. Thomas Fyles	$6,000	—	—
Ben Seaman	$6,000	—	—
David Fynn	$6,000	—	—

(1)	The fair value of stock issued for services computed on the date of grant.

(2)	The fair value of options granted computed in accordance with on the date of grant.

The terms of outstanding options held by the following persons as of October 15, 2021 are shown below.

Name	Option Price	No. of Options(1)	Expiration Date

Robert Helina	$1.42	5,000	December 31, 2021
Robert Helina	$1.70	5,000	December 31, 2022
Robert Helina	$3.46	5,000	December 31, 2023
Robert Helina	$2.44	5,000	December 31, 2024

(1) Each option allows for the purchase of one share of the Company’s common stock.

Compensation Committee

The Company’s Compensation Committee consists of John Bientjes, Ben Seaman and David Fynn, all of whom are independent as that term is defined in Section 803 of the listing standards of the NYSE American.

The Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for the Company’s officers and determines the total compensation level for the Company’s Chief Executive Officer. The total proposed compensation of the Company’s Chief Executive Officer is formulated and evaluated by its Chief Executive Officer and submitted to the Company’s Compensation Committee for consideration.

During the year ended December 31, 2020 the Compensation Committee met once. All members of the Compensation Committee attended this meeting.

8

During the year ended December 31, 2020, Daniel B. O’Brien, the Company’s only executive officer, did not participate in deliberations of the Company’s Compensation Committee concerning executive officer compensation.

During the year ended December 31, 2020, no director of the Company was also an executive officer of another entity, which had an executive officer of the Company serving as a director of such entity or as a member of the Compensation Committee of such entity.

The following is the report of the Compensation Committee:

The key components of the Company’s executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is the Company’s policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the industries in which the Company competes. Accordingly, data on compensation practices followed by other companies in the industries in which the Company competes is considered.

The Company’s long-term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program may be subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both the Company and the employee, “competitive market” practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

The foregoing report has been approved by the members of the Compensation Committee:

John Bientjes

Ben Seaman

David Fynn

Audit Committee

The Company’s Audit Committee presently consists of John Bientjes, Ben Seaman and David Fynn all of whom are independent directors and have strong financial backgrounds. The purpose of the Audit Committee is to review and approve the selection of the Company’s auditors and review the Company’s financial statements with the Company’s independent registered public accounting firm. The Audit Committee also serves as an independent and objective party to monitor the Company’s financial reporting process and internal control systems. The Audit Committee meets periodically with management and the Company’s independent auditors.

During the fiscal year ended December 31, 2020, the Audit Committee met four times. All members of the Audit Committee attended these meetings.

9

The following is the report of the Audit Committee:

(1)	The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2020 with the Company’s management.

(2)	The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards (SAS) No. 61 “Communications with Audit Committee” as amended by SASs 89 and 90.

(3)	The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by PCAOB (Public Company Accounting Oversight Board) standards, and had discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence.

(4)	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

(5)	The Audit Committee is of the opinion that the fees paid to the Company’s independent public accountants are consistent with the Company’s accounting firm maintaining its independence from the Company.

The foregoing report has been approved by the members of the Audit Committee:

John Bientjes

Ben Seaman

David Fynn

The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website: www.flexiblesolutions.com.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s shareholders to vote to approve, on a nonbinding advisory basis, the compensation of the Company’s executive officers.

Accordingly, the Company will ask shareholders to vote for the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on a nonbinding advisory basis, the compensation of the Company’s executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held November 30, 2021 pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation Table and the other related tables and narrative disclosure in the Company’s proxy statement.”

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To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company’s Board of Directors and its Compensation Committee will consider shareholders’ concerns and the Company’s Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that the shareholders approve on a nonbinding advisory basis the resolution approving the compensation of the Company’s executive officers set forth in this proxy statement.

The Company has elected to have the advisory vote on executive compensation submitted to its shareholders at each annual meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In August 2020, Morgan & Company, LLP, the Company’s former auditor, merged with Smythe, LLP.

Smythe examined our financial statements for the years ended December 31, 2020 and 2019.

Audit Fees

Smythe was paid $88,636 in the fiscal year ended December 31, 2020 for professional services rendered in the audit of our annual financial statements and for the reviews of the financial statements included in our quarterly reports on Form 10-Q during that fiscal year. Smythe was paid $74,309 for the professional services rendered in the review of our quarterly report for the period ended September 30, 2019 and for the audit of our annual financial statements ended December 31, 2019. Morgan & Company, our previous auditor, was paid $15,451 for the review of our quarterly reports for the periods ended March 31, 2019 and June 30, 2019.

Tax Fees

Smythe has been retained to file our taxes for the fiscal years ended December 31, 2018 and onwards. No fees have been charged to date.

All Other Fees

Smythe was not paid any other fees for professional services during the fiscal years ended December 31, 2020 and 2019.

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Audit Committee Pre-Approval Policies

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee has adopted a policy for the pre-approval of all audit, audit-related and tax services, and permissible non-audit services provided by our independent auditors. The policy provides for an annual review of an audit plan and budget for the upcoming annual financial statement audit, and entering into an engagement letter with the independent auditors covering the scope of the audit and the fees to be paid. Our Audit Committee may also from time-to-time review and approve in advance other specific audit, audit-related, tax or permissible non-audit services. In addition, our Audit Committee may from time-to-time give pre-approval for audit services, audit-related services, tax services or other non-audit services by setting forth such pre-approved services on a schedule containing a description of, budget for, and time period for such pre-approved services. The policy requires our Audit Committee to be informed of each service and the policies do not include any delegation of our Audit Committee’s responsibilities to management. Our Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

During the year ended December 31, 2020 our Audit Committee approved all of the fees paid to Smyth. Our Audit Committee has determined that the rendering of all non-audit services by Smythe is compatible with maintaining its independence. During the year ended December 31, 2020, none of the total hours expended on our financial audit by Smythe were provided by persons other than Smythe’s full-time permanent employees.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the year ending December 31, 2020 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Company’s Secretary at the address provided on the first page of this proxy statement.

SHAREHOLDER PROPOSALS

Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following the Company’s year ending December 31, 2021 must be received by the Company’s Secretary no later than April 29, 2022.

GENERAL

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or email. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense. The Company’s annual report, including financial statements for the 2020 fiscal year, is available at the Company’s website: www.flexiblesolutions.com.

The Company’s Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

Please complete, sign and return the attached proxy promptly.

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PROXY CARD

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

This Proxy is solicited by the Company’s Board of Directors

The undersigned stockholder of Flexible Solutions International, Inc. acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held November 30, 2021, at 6:00 p.m. local time, at Unit 15 – 6782 Veyaness Rd., Saanichton, BC Canada V8M 2C2 and hereby appoints Daniel O’Brien with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned’s shares as follows:

(1)	To elect the persons who shall constitute the Company’s Board of Directors for the ensuing year.

☐	FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
(except as marked to the contrary below)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW)

Nominees:	Daniel B. O’Brien	John H. Bientjes	Robert Helina	Thomas Fyles	Ben Seaman	David Fynn

(2)	To approve on an advisory basis, the compensation of the Company’s executive officers.	☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	To ratify the appointment of Smythe, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐ FOR	☐ AGAINST	☐ ABSTAIN

To transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL DIRECTORS AND ITEMS 2 AND 3.

Dated this ___day of ___________2021.

(Signature)

(Signature)

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

Send the proxy statement by regular mail, email, or fax to:

Flexible Solutions International, Inc.

Attn: Daniel B. O’Brien

6001 54 Ave.

Taber, AB

Canada T1G 1X4

Phone: 403 223 2995

Fax: 403 223 2905

Email: damera@flexiblesolutions.com

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FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 30, 2021.

1.	This notice is not a form for voting.

2.	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

3.	The Proxy Statement, Information Statement, Annual Report to Shareholders is available at http://flexiblesolutions.com/investor/AGM_2021.shtml

4.	If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before November 1, 2021 to facilitate timely delivery.

The 2021 annual meeting of the Company’s shareholders will be held at Unit 15 – 6782 Veyaness Rd., Saanichton, BC Canada V8M 2C2 on November 30, 2021, at 6:00 p.m. Pacific Time, for the following purposes:

(1)	to elect the directors who shall constitute the Company’s Board of Directors for the ensuing year;

(2)	to approve on an advisory basis, the compensation of the Company’s executive officers;

(3)	to ratify the appointment of Smythe, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

to transact such other business as may properly come before the meeting.

The Board of Directors recommends that shareholders vote FOR all directors and proposals 2 and 3.

October 15, 2021 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders may cast one vote for each share held.

Shareholders may access the following documents at or http://flexiblesolutions.com/ investor/ AGM_2021.shtml:

●	Notice of the 2021 Annual Meeting of Shareholders
●	Company’s 2021 Proxy Statement;
●	Company’s Annual Report on form 10-K for the year ended December 31, 2020
●	Proxy Card

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Shareholders may request a paper copy of the Proxy Materials and Proxy Card by calling 1-800-661-3560, by emailing the Company at http://flexiblesolutions.com/investor/AGM_2021.shtml, or by visiting http://flexiblesolutions.com/investor/AGM_2021.shtml and indicating if you want a paper copy of the proxy materials and proxy card:

●	for this meeting only, or
●	for this meeting and all other meetings.

If you have a stock certificate registered in your name, or if you have a proxy from a shareholder of record on October 15, 2021, you can, if desired, attend the Annual Meeting and vote in person. Shareholders can obtain directions to the 2021 annual shareholders’ meeting at http://flexiblesolutions.com/investor/AGM_2021.shtml.

Please visit www.flexiblesolutions.com to print and fill out the Proxy Card. Complete and sign the proxy card and mail the Proxy Card to:

Flexible Solutions International, Inc.

6001 54 Ave.

Taber, AB

Canada T1G 1X4

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